EXHIBIT 99.1

                              FOR:       Cognizant Technology Solutions
                                         Corporation
                                         500 Glenpointe Centre West
                                         Teaneck, NJ  07666

                              CONTACT:   Gordon Coburn
                                         Chief Financial Officer
                                         201-678-2712

FOR IMMEDIATE RELEASE

                                         Investors: Ian Bailey/Kirin Smith
                                         Press: Brian Maddox/Scot Hoffman
                                         Financial Dynamics
                                         212-850-5600
                                         shoffman@fd-us.com

                   COGNIZANT TECHNOLOGY SOLUTIONS ANNOUNCES
                       CONDITIONAL TWO-FOR-ONE STOCK SPLIT
   * Subject to stockholder approval at upcoming Annual Meeting of increase in capital stock authorization

Teaneck, NJ - April 12, 2004 - Cognizant Technology Solutions Corporation (Nasdaq: CTSH), a leading provider of IT services, today announced that its Board of Directors has declared a two-for-one stock split on its capital stock in the form of a stock dividend, subject to stockholder approval of an increase in the Company's capital stock authorization at its upcoming Annual Meeting scheduled for May 26, 2004. Subject to such approval, stockholders of record as of May 27, 2004 will be entitled to one additional share of common stock for each share held on the record date. The stock dividend distribution is expected to occur on or about June 17, 2004 and it is anticipated that the company's Class A Common Stock will begin trading on a post-split basis the business day following the distribution date.

"The stock split recapitalization reflects the Board's confidence in the company's future prospects," said Lakshmi Narayanan, President and Chief Executive Officer. "This stock split is expected to result in a trading volume and trading range for our stock likely to appeal to a broader spectrum of investors."

About Cognizant Technology Solutions

Cognizant Technology Solutions Corporation (Nasdaq: CTSH) is a leading provider of IT services. Focused on delivering strategic information technology solutions that address the

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complex  business  needs  of  its  clients,   Cognizant  provides   applications
management,   development,   integration,  and  re-engineering,   infrastructure
management, business process outsourcing, and a number of related services such as enterprise consulting, technology architecture, program management and change management through its onsite/offshore outsourcing model.

Cognizant's more than 10,000 employees are committed to partnerships that sustain long-term, proven value for customers by delivering high-quality, cost-effective solutions through its development centers in India and Ireland, and onsite client teams. Cognizant maintains P-CMM and CMMi Level 5 assessments from an independent third-party assessor and was recently ranked #1 in Forbes' Hot Shots 200 Up & Comers and ranked as the top information technology company in BusinessWeek's Hot Growth Companies. Further information about Cognizant can be found at http://www.cognizant.com.

This press release includes statements which may constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, the accuracy of which are necessarily subject to risks, uncertainties and assumptions as to future events that may not prove to be accurate. Factors that could cause actual results to differ materially from those expressed or implied include general economic conditions and the factors discussed in our most recent Form 10-K and other filings with the Securities and Exchange Commission. Cognizant undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. There can be no assurance that the Company's stockholders will approve the proposal to increase the Company's authorized capital stock.

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